Exhibit 10.10

STATE BANK AND TRUST COMPANY

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of July 24, 2009, by and between State Bank and Trust Company, a Georgia state bank (the “Company”), and                          , an individual resident of the State of Georgia (the “Owner”).

WHEREAS, the Owner is the current holder of that certain Warrant to Purchase Common Stock of State Bank and Trust Company (the “Warrant”) to purchase 400,521 shares of the Company’s common stock (the “Common Stock”) at $10.00 per share; and

WHEREAS, the Owner has agreed to grant the Company certain repurchase rights with respect to both (i) the Warrant (and the shares of Common Stock then issuable pursuant to the Warrant), and (ii) the shares of Common Stock that have been issued to the Owner upon partial or complete exercise of the Warrant (the “Exercised Common Shares” and together with the Warrant, the “Covered Securities”) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of these premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Repurchase Option.

(a)           “Triggering Event” means (i) the Company’s termination of the Owner’s employment from the Company for “Cause” pursuant to that certain Employment Agreement (the “Owner Employment Agreement”) dated as of July 24, 2009 between Owner and the Company, or (ii) the Owner’s termination of Owner’s employment with the Company without “Cause” pursuant to the Owner Employment Agreement.

(b)           In the event that a Triggering Event occurs, the Company shall, from the date thereof, have an option (the “Repurchase Option”) for a period of ninety (90) days after the Triggering Event (the “Repurchase Period”) to repurchase any or all of the Covered Securities.  The repurchase price(s) for the Covered Securities is set forth in Section 1(c) below.  The Company’s decision to elect to exercise the Repurchase Option shall be made by a majority of the then serving independent directors of the Company (for purposes of this Agreement, “independent directors” shall be those members of the board of directors who are not executive officers of the Company).  If the Company elects to exercise the Repurchase Option, it shall be exercised by the Company by written notice to the Owner, which notice shall specify the number of Covered Securities and the time, date (not later than thirty (30) days from the date of the Company’s notice) and place for the closing of the repurchase of the Covered Securities.  Upon delivery of such notice and payment of the purchase price in accordance with the terms herewith, and delivery by the Owner of the Warrant and the stock certificates evidencing the Exercised Common Shares, if any, the Owner shall no longer be the legal or beneficial owner of the Covered Securities being repurchased and all rights and interests therein or relating thereto shall terminate such that the Covered Securities will no longer be outstanding.

(c)           (i) The purchase price for the Warrant being repurchased by the Company pursuant to Section 1(b) above shall be equal to $2.00 per each share of Common Stock that remains issuable upon exercise of the Warrant at the time of the Repurchase Option;

(ii) The purchase price for each Exercised Common Share being repurchased by the Company pursuant to Section 1(b) above shall be equal to $12.00 per Exercised Common Share.

(d)           The purchase price shall be paid at the Company’s option by delivery of cash or a check in the amount of the purchase price.

(e)           In the event that the Repurchase Option is triggered pursuant to a Triggering Event and the Company fails to exercise the Company’s option for the repurchase of any or all of the Covered Securities then subject to the Repurchase Option and upon the expiration of the Repurchase Period, any and all such Covered Securities not repurchased by the Company shall be released from the Repurchase Option.

(f)            Notwithstanding anything herein to the contrary, the Company’s Repurchase Option shall expire as follows: (i) one-third (1/3rd) of the Covered Securities shall be released from the Repurchase Option on the first anniversary of the date of this Agreement; (ii) one-third (1/3rd) of the Covered Securities shall be released on the second anniversary of this Agreement; and (iii) the last one-third (1/3rd) of the Covered Securities shall be released on the third anniversary of this Agreement; provided, further, the Company’s Repurchase Option with respect to the Covered Securities shall automatically expire upon a “Change in Control” of the Company (as hereinafter defined) and all obligations of the parties under this Agreement shall terminate.  For purposes of this Agreement, “Change in Control” shall have the meaning ascribed to such term in the Owner Employment Agreement.

(g)           The Company may impose stop-transfer instructions with respect to Owner’s Covered Securities then subject to the Company’s Repurchase Option hereunder pursuant to Section 1(f) above, and any certificates evidencing the Covered Securities shall be endorsed with the legend set forth in Section 3(b) below.

2.             Restriction on Transfer.  None of the Covered Securities or any beneficial interest therein may at any time be assigned, transferred, sold, pledged, hypothecated, encumbered or otherwise disposed of in any way by the Owner (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) until the release of such Covered Securities from the Repurchase Option in accordance with the provisions of this Agreement.  Additionally, none of the Covered Securities shall be assigned, transferred, sold, pledged, hypothecated, encumbered or otherwise disposed of except in compliance with the provisions herein and applicable securities laws and any permitted transferee of any or all of the Covered Securities shall be required, as a condition to such transfer, to agree to be bound by the terms and conditions of this Agreement to the same extent as is the person making such transfer.  Any purported transfer of shares of Covered Securities in violation of this Agreement shall be void and shall not transfer any interest or title to any Covered Securities to the purported transferee.

The Company shall be under no obligation to recognize any such transfer in violation of this Agreement.

3.             Representations and Warranties of the Owner.

(a)           The Owner understands that the Covered Securities have not been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities acts or laws of any state in reliance upon exemptions under those acts, and that the Covered Securities must be held indefinitely unless the transfer thereof is subsequently registered under the Securities Act or unless an exemption from registration is available.

(b)           The Owner acknowledges that the certificates evidencing the Covered Securities shall be endorsed with a legend, in addition to any other legends required by this Agreement or any other agreement to which the Covered Securities are subject, substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A PURCHASE AGREEMENT AND TO THE RESTRICTIONS CONTAINED THEREIN, INCLUDING RESTRICTIONS UPON TRANSFER.  A COPY OF THE AGREEMENT WILL BE FURNISHED TO ANY INTERESTED PARTY UPON WRITTEN REQUEST, WITHOUT CHARGE.

(c)           The Owner understands and agrees that neither the Company nor any agent of the Company shall be under any obligation to recognize and transfer any of the Covered Securities if, in the opinion of counsel for the Company, such transfer would result in violation by the Company of any federal or state law with respect to the offering, issuance or sale of securities.

(d)           The Owner is an individual with the legal capacity, power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out his obligations hereunder, and the execution, delivery and performance by the Owner of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Owner.  This Agreement, when executed and delivered by the Owner, will constitute a valid and legally binding obligation of the Owner, enforceable against the Owner in accordance with its terms.

(e)           The Owner is the sole owner of the Warrant free and clear of any liens, security interests, pledges or encumbrances of any kind, and no liens, security interests, pledges or encumbrances of any kind are contemplated as of the date hereof.

(f)            No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person, spousal or otherwise, is required for the valid authorization, execution, delivery and performance by the Owner of this Agreement.

4.             Representations and Warranties of the Company.  The Company has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Georgia with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Company.  This Agreement, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.             Adjustment for Stock Splits and the Like.  If, from time to time, during the term of the Agreement there is any change affecting the Company’s outstanding Common Stock as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock split, stock dividend, dividend in property other than cash, liquidating dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property to which Owner is entitled by reason of Owner’s ownership of the Covered Securities shall be immediately subject to the Repurchase Option and be included in the term “Covered Securities” for all purposes of the Repurchase Option with the same force and effect as the Covered Securities presently subject to the Repurchase Option, but only to the extent the Covered Securities are, at the time, covered by such Repurchase Option.  While the total purchase price for the Covered Securities shall remain the same after each such event, the purchase price per Covered Securities upon exercise of the Repurchase Option shall be appropriately adjusted.

6.             General Provisions.

(a)           This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Georgia.  This Agreement represents the entire agreement between the parties with respect to the repurchase of the Covered Securities by the Company and the other transactions contemplated hereby and may be modified or amended only in a writing signed by all parties hereto; provided, however, that any such modification or amendment by the Company shall require the approval or consent of a majority of the then serving independent directors of the Company.

(b)           It is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Covered Securities and that the Company shall, upon proper exercise of the Repurchase Option, be entitled to specific enforcement of its rights to purchase and receive said Covered Securities.

(c)           This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Facsimile transmission of signatures shall be deemed originals.

(d)           Any notice, demand or request required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, first class, certified or registered, return receipt requested, with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may designate by notifying the other in writing.

(e)           Neither the Company nor the Owner shall have the right to assign any of its rights or obligations pursuant to this Agreement without the prior written consent of the other party; provided, however, that any such assignment by the Company shall require the consent of a majority of the then serving independent directors of the Company. This Agreement shall be assumed by and shall be binding upon any successor to the Company.  To the extent the Company completes a reorganization where the Common Stock is exchanged for securities of a newly formed holding company of the Company, the obligations of the Company under this Agreement shall then become the obligations of the newly formed holding company of the Company, and the securities of the newly formed holding company issued in exchange for the Covered Securities shall be subject to this Agreement.

(f)            Any party’s failure to enforce any provision or provisions of this Agreement, except for the exercise by the Company of its Repurchase Option set forth in Section 1(b), shall not in any way be construed as a waiver of any such provision or provisions, nor prevent the party thereafter from enforcing each and every other provision of this Agreement.  The rights granted the parties herein are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(g)           The Company and the Owner agree, upon request, to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(h)           The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as it was drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

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EXECUTION PAGE

TO THE

STATE BANK AND TRUST COMPANY

PURCHASE AGREEMENT

COMPANY:

STATE BANK AND TRUST COMPANY

By:

Address:	321 Fullington Avenue
Pinehurst, Georgia 31070

OWNER:

Address: